Exhibit Z

EXECUTION VERSION

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of April 27, 2025 (this “Joinder Agreement”), to that certain Shareholders Agreement, dated as of August 2, 2012 (as amended, restated, supplemented or modified from time to time in accordance with the terms thereof, the “Agreement”), by and among, inter alios, Walgreens Boots Alliance, Inc. (as successor to Walgreen Co., the “Company”), Stefano Pessina, a Monégasque citizen (“SP”), Alliance Santé Participations S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg (“ASP” and, ASP together with SP, the “Initial SP Investors” and each, an “Initial SP Investor”) and the Initial KKR Investors (as defined therein) is entered into by and between the Company, the Initial SP Investors and Alliance Sante Participations Ltd., an exempted company incorporated in the Cayman Islands with limited liability (Registration No. 411380) (“ASP Ltd.”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, ASP Ltd. is a wholly controlled Affiliate of SP and constitutes a Permitted Transferee of the Initial SP Investors under Section 6.1 of the Agreement;

WHEREAS, on the date hereof (i) SP has agreed to sell, assign, transfer and convey to ASP Ltd. the entirety of his holding of 832,258 shares of Company Common Stock (being all the Voting Securities held of record by SP) and (ii) ASP has agreed to sell, assign, transfer and convey to ASP Ltd. the entirety of its holding of 144,788,821 shares of Company Common Stock (being all the Voting Securities held of record by ASP), each of which transfers constitutes a Permitted Transfer under Section 2.1(c)(i) of the Agreement; provided that ASP Ltd. (as Permitted Transferee) executes a customary joinder to the Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be an “SP Investor” for all purposes of the Agreement.

WHEREAS, pursuant to Section 7.5 no Initial SP Investor may assign the Agreement or any of its rights or obligations thereunder without the prior written consent of the Company; and

WHEREAS, the parties hereto desire to execute this Joinder Agreement to evidence ASP Ltd.’s agreement to be bound as an “SP Investor” for all purposes of the Agreement and its right to enforce the Agreement as the permitted assign of the Initial SP Investors.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1.             Agreements of ASP Ltd.

(a)         By executing and delivering this Joinder Agreement, effective as of the date hereof, ASP Ltd. hereby agrees to become a party to, to be bound by, and to comply with all the terms and provisions of the Agreement as applicable to an “SP Investor” in the same manner as if ASP Ltd. were an original signatory to the Agreement.

(b)         In addition, by executing and delivering this Joinder Agreement, ASP Ltd. hereby makes mutatis mutandis, as of the date hereof the same representations and warranties, subject to the same qualifications and limitations, as made by the Initial SP Investors in the Agreement.

2.             Acknowledgement of the Company.  By acknowledging this Joinder Agreement, the Company hereby acknowledges and agrees that ASP Ltd. shall have the right to assume and enforce all the rights, benefits and interests of the Initial SP Investors, as their permitted assign, pursuant to and in accordance with the Agreement and the term “SP Investor” shall be interpreted for all purposes to include ASP Ltd.

3.             Annex A.  Effective as of the date hereof, Annex A to the Agreement is amended and restated in its entirety and replaced by Annex A attached hereto.

4.            Notices.  Any notice to ASP Ltd. required or permitted by the Agreement shall be given to the address listed below ASP Ltd.’s signature below.

5.            No Amendment.  Except as expressly provided herein, the Agreement shall continue in full force and effect according to its terms. For the avoidance of doubt, this Joinder Agreement is not intended to, and does not, novate the Agreement, and nothing herein shall relieve the Initial SP Investors of their obligations thereunder.

6.             Miscellaneous.  The provisions of Sections 7.4 to 7.7 and Sections 7.9 to 7.13 of the Agreement are incorporated herein by reference and shall apply mutatis mutandis to this Joinder Agreement.

* * * *

[Remainder of page intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the parties have hereby executed this Agreement as of the date first above written.

Alliance SantE Participations LTD.

By:	/s/ Stefano Pessina
	Name:	Stefano Pessina
	Title:	Director

By:	/s/ Ben Burman
	Name:	Ben Burman
	Title:	Director

Address for Notices:

c/o The Family Office
24, boulevard du Ténao
98000 Monaco
Attention: Ben Burman

INITIAL SP INVESTORS:

Alliance SantÉ Participations S.A.

By:	/s/ Simone Retter
	Name:	Simone Retter
	Title:	Président (Chairman)

By:	/s/ Stefano Pessina
	Name:	Stefano Pessina
	Title:	Administrateur (Director)

STEFANO PESSINA

/s/ Stefano Pessina
Stefano Pessina

[Signature Page to Joinder Agreement – Company Shareholder Agreement]

Acknowledged and Agreed

Walgreens boots alliance, inc.

By:	/s/ Lanesha Minnix
	Name:	Lanesha Minnix
	Title:	Executive Vice President and Global Chief Legal Officer

[Signature Page to Joinder Agreement – Company Shareholder Agreement]

Annex A

Ownership of Voting Securities by SP Investors

SP Investor	Number of Voting Securities of Record	Beneficially Owned
Stefano Pessina	0	145,621,079
Alliance Santé Participations S.A.	0	0
Alliance Sante Participations Ltd.	145,621,079	145,621,079

A-1